As filed with the Securities and Exchange Commission on November 15, 2007.
                                               Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                 -----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                ------------------------------------------------

                           GENERAL MOTORS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           STATE OF DELAWARE                           38-0572515
     -------------------------------      ------------------------------------
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                             300 Renaissance Center
                          Detroit, Michigan 48265-3000
                                 (313) 556-5000
               (Address and Telephone Number, including Area Code,
                        of Principal Executive Offices)

                  GENERAL MOTORS 2007 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                 NICK S. CYPRUS
                     Controller and Chief Accounting Officer
                           General Motors Corporation
                             300 Renaissance Center
                          Detroit, Michigan 48265-3000
                                 (313) 556-5000
 (Name, Address and Telephone number, including Area Code, of Agent for Service)

                                 GENERAL MOTORS
                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                      Proposed      Proposed
                                       Maximum       Maximum
   Title of               Amount      Offering      Aggregated       Amount of
   securities             To be       Price per      Offering      Registration
To be registered        Registered     Share*         Price*          Fee

-------------------------------------------------------------------------------
Common Stock,
$1-2/3 par value   16,000,000 shares   $31.31    $500,960,000.00    $15,379.47

Interests in the
  General Motors 2007 Long-Term Incentive Plan **

===============================================================================

* Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed). These documents contain important information about GM and its finances.

GM SEC Filings (File No 1-143)      Period
-----------------------------       ------
Annual Report on Form 10-K          Year ended December 31, 2006 filed with the
                                    SEC on March 15, 2007

Definitive Proxy Statement          Filed with the SEC on April 27, 2007

Quarterly Reports on Form 10-Q      Quarters ended March 31, 2007 filed on
                                    May 8, 2007, quarter ended June 30, 2007 filed on August 7, 2007 and quarter ended
                                    September 30, 2007 filed on November 8, 2007

Current Reports on Form 8-K         Dates filed: January 8, 2007, January 26,
                                    2007, February 2, 2007, February 16, 2007,
                                    March 1, 2007 (2), March 9, 2007 (2),
                                    April 3, 2007 (2), May 1, 2007, May 24,
                                    2007 (2), June 1, 2007, June 21, 2007,
                                    June 26, 2007, July 3, 2007, July 5, 2007,
                                    July 19, 2007, July 26, 2007, August 1,
                                    2007, August 13, 2007, September 5, 2007,
                                    October 2, 2007, October 10, 2007,
                                    October 18, 2007, November 2, 2007 and
                                    November 7, 2007 (2)

The description of the common stock
set forth in Article Fourth of General
Motors Certificate of Incorporation
filed as Exhibit 3(i) to the Annual
Report on Form 10-K of General Motors
for the year ended December 31, 2003,
filed on March 11, 2004.

         You may request a copy of the documents incorporated by reference into this Prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost by writing GM Fulfillment Center, Mail Code 480-000-FC1, 9324 Rankin, Troy, MI 48083-2826, or telephone 313-667-1434.

         These documents also are available free of charge through our Web site at www.gm.com as soon as reasonably practicable after they are electronically filed with, or furnished, to the SEC. We are not incorporating the contents of our Web site into this registration statement.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the common stock offered hereby has been passed upon by Martin I. Darvick, Attorney, Legal Staff of the Corporation. Mr. Darvick owns shares of common stock and has options to purchase additional shares of common stock.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law, General Motors is empowered to indemnify its directors and officers as provided therein.

         General Motors' Certificate of Incorporation, as amended, provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article V of its Bylaws, General Motors shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving at the request of General Motors as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors. General Motors shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the Bylaws or otherwise. If a claim for indemnification or advancement of expenses by a director or officer under Article V of the Bylaws is not paid in full within 90 days after a written claim therefor has been received by General Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the General Motors Certificate of Incorporation or Bylaws or of any agreement, any vote of stockholders or disinterested directors or otherwise.

         General Motors is insured against liabilities which it may incur by reason of Article V of its Bylaws. In addition, directors and officers are insured, at General Motors expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article V of the Bylaws.

         Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 8.  Exhibits.

         A list of exhibits filed with this registration statement on Form S-8 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan, on November 15, 2007.



                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

                                     By:  /s/G. RICHARD WAGONER, JR.
                                     ---  --------------------------
                                          (G. Richard Wagoner, Jr.
                                          Chief Executive Officer)


   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on this 15th day of November 2007 by the following persons on behalf of the Registrant and in the capacities indicated.


          Signature                                 Title
          ---------                                 -----

/s/G. RICHARD WAGONER, JR.                Chairman and Chief Executive Officer
-------------------------
(G. Richard Wagoner, Jr.)

/s/FREDERICK A. HENDERSON                 Vice Chairman and Chief Financial
-------------------------                 Officer
(Frederick A. Henderson)

/s/WALTER G. BORST                        Treasurer
-------------------------
(Walter G. Borst)

/s/NICK S. CYPRUS                         Controller and Chief Accounting
-------------------------                 Officer
(Nick S. Cyprus)

                             SIGNATURES - concluded

          Signature                                Title
          ---------                                -----


                                                  Director
------------------------------
(Percy Barnevik)


                                                  Director
------------------------------
(Erskine B. Bowles)


                                                  Director
------------------------------
(John H. Bryan)


                                                  Director
------------------------------
(Armando Codina)


                                                  Director
------------------------------
(Erroll B. Davis, Jr.)


                                                  Director
------------------------------
(George M.C. Fisher)


                                                  Director
------------------------------
(Karen Katen)


                                                  Director
------------------------------
(Kent Kresa)


                                                  Director
------------------------------
(Ellen J. Kullman)


                                                  Director
------------------------------
(Philip A. Laskawy)


                                                  Director
------------------------------
(Kathryn V. Marinello)


                                                  Director
------------------------------
(Eckhard Pfeiffer)

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on November 15, 2007.



                                              GENERAL MOTORS 2007 LONG-TERM
                                                     INCENTIVE PLAN
                                              -----------------------------
                                                         (Plan)


                                         By
                                              -----------------------------
                                              (John H. Bryan, Chairman,
                                              Executive Compensation Committee)

                                  EXHIBIT INDEX

Exhibit No.    Description
----------     -----------

(5)(a) Opinion and consent of Martin I. Darvick, Attorney, Legal Staff of General Motors, in respect of the legality of the securities to be registered hereunder

(5)(b) The registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan

(23)(a) Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP

(23)(b) Consent of Martin I. Darvick, Esq., Attorney, Legal Staff of General Motors, included in Exhibit 5(a) above

24(a)          Powers of Attorney for directors of GM